UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.                 )

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CRESCENT ACQUISITION CORP

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Louis Summe, Chief Executive Officer of LiveVox Holdings, Inc. (“LiveVox”), and Todd M. Purdy, Chief Executive Officer of Crescent Acquisition Corp (“Crescent”), were interviewed in the following article, dated May 6, 2021, in CTFN regarding the business combination (the “Business Combination”) between LiveVox and Crescent.

PE Backing Crucial Factor in Crescent Acquisition Corp’s Deal with LiveVox – by Matt Tracy

LiveVox’s ownership by the private equity firm Golden Gate Capital played a significant role in the company’s appeal as a deal partner to Crescent Acquisition Corp (CRSA), Crescent CEO Todd Purdy told CTFN.

“One of the things that attracted us to LiveVox is that they spent the last several years under the ownership of Golden Gate,” Purdy said. “We were aspiring to partner with a private equity-owned business, because they’re typically more public-ready.”

On January 14, Crescent Acquisition Corp announced it reached an agreement to merge with the cloud-based contact center platform provider LiveVox in a SPAC merger valuing the company at $840 million.

While Crescent evaluated over a hundred companies prior to the transaction, it finally landed on LiveVox due to its growth potential, experienced management, and the Golden Gate-backing. In its initial registration statement, Crescent stated that it would “intend to capitalize on Crescent’s expansive deal-sourcing network” to find a deal partner.

Purdy’s team did just that with the LiveVox deal, having a preexisting relationship with Golden Gate. “We are really excited to be partnering with Golden Gate to bring LiveVox to the public markets,” he said. “We have a shared appreciation for the growth opportunity ahead for LiveVox.”

According to Purdy, a target’s private equity ownership in a SPAC transaction helps to provide the necessary resources needed to transition the target from the private to the public marketplace. “Private equity firms are great for preparing their companies for the public markets,” he said.

Second, private equity-backed targets typically have a much richer balance of capital to fund the combined company’s investments to assure future financial success. “That increased cash on the balance sheet to really drive marketing and sales into the combined company was too good to pass on,” Purdy said.

According to Ralph De Martino, a partner with Schiff Hardin who counsels SPACs, many times target companies go into a transaction unprepared for the transition to the public markets. Given the relatively short timeframe — typically just five months — that parties have to complete a transaction, this transition can often prove daunting.

“You come into this process knowing that you have a very short timeframe,” De Martino said. “For most of the targets, becoming public is sort of a unique beast. In some cases, their management teams have experience, but in some cases they don’t. Being public really is two businesses: your core business and the business of being a public company.”

Speaking with CTFN, LiveVox CEO Louis Summe shared Purdy’s sentiments that the company will be ready to go public. “We’ve hired a CFO who brings public company experience, and we’ve also hired an investor relations executive to join us on the team. I think a lot of the pieces we need to be successful on the public markets are there.”

In addition, the combined company plans to invest capital — anticipated to be $100 million in primary proceeds from the SPAC deal — to enhance its marketing and sales teams and reach more customers.

“The pandemic has driven a lot of agents out of the call center and into the home,” Summe said. “That drives demand for technology like ours, and that’s really what’s driving our increase in sales and marketing now.”

In addition, LiveVox has announced and plans to announce several strategic partnerships. On April 6, the company announced a partnership with the business cloud services master agent Telarus. In addition, Summe told CTFN about previously unannounced plans to partner with the master agent Intelisys.

Post-transaction, LiveVox will be just the second publicly-traded pure-play Contact Center as a Service (CCaaS) provider. “We’re going to continue to innovate,” Summe said. “What we’ve got now is really very powerful, but we’ll be improving the platform now and for the foreseeable future.”

IMPORTANT LEGAL INFORMATION

Additional Information about the Proposed Transaction and Where to Find It

This communication may be deemed solicitation material in respect of the proposed Business Combination between Crescent and LiveVox. The Business Combination will be submitted to the stockholders of Crescent and LiveVox for their approval. In connection with such stockholder vote, Crescent filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A and, when completed, will mail a definitive proxy statement to its stockholders in connection with Crescent’s solicitation of proxies for the special meeting of the stockholders of Crescent to be held to approve the Business Combination. This communication does not contain all the information that should be considered concerning the proposed Business Combination and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Crescent’s stockholders and other interested parties are urged to read the preliminary proxy statement, the amendments thereto, the definitive proxy statement

(when available) and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with Crescent’s solicitation of proxies for the special meeting to be held to approve the Business Combination and other related matters, as these materials will contain important information about LiveVox and Crescent and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of Crescent as of the record date to be established for voting on the proposed Business Combination and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, at the SEC’s website at http://www.sec.gov, at Crescent’s website at http://www.crescentspac.com or by directing a request to Crescent Acquisition Corp, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made directly in this communication. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Crescent or LiveVox, as the case may be, as of the date of this communication, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this communication constitute Crescent’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this communication are subject to a number of factors, risks and uncertainties, some of which are not currently known to Crescent or LiveVox, that may cause Crescent’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that Crescent or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. Crescent’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and Crescent’s performance to differ materially is included in Crescent’s periodic reports filed with the SEC, including but not limited to Crescent’s annual report on Form 10-K for the year ended December 31, 2020. Copies of Crescent’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Crescent. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Crescent nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to Crescent or LiveVox with respect to any of the foregoing, and this filing shall not form the basis of any contract, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Crescent and LiveVox, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Crescent’s stockholders in respect of the Business Combination. Information about the directors and executive officers of Crescent and of LiveVox and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, are set forth in the proxy statement for the Business Combination. Additional information regarding the identity of all potential participants in the solicitation of proxies to Crescent’s stockholders in connection with the proposed Business Combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, are included in the proxy statement that Crescent filed with the SEC. Investors may obtain such information by reading such proxy statement when it becomes available.